UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Fifth Street Senior Floating Rate Corp.

(Name of Registrant as Specified In Its Charter)

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DELIVERING VALUE STRONG EXTERNAL MANAGER IN FSM STEADY LEADERSHIP IN VOLATILE MARKETS Vote FOR the company’s nominees and AGAINST Ironsides’ proposals to terminate the investment advisory relationship with FSM FSFR Director Nominees are Essential Members of the Board Strong 17-year track record of creating value, with over $7 billion invested Allows FSFR to be part of a larger direct origination platform with access to FSM’s strong relationships Maintains active involvement with credits in FSFR’s portfolio Instrumental in funding FSFR’s Glick joint venture Proactively limited FSFR’s exposure to energy, with year-end 2015 exposure only 0.7% of total investments – one of the lowest among peers FSFR’s Advisory Agreement with FSM Is the Result of a Robust Annual Review Process by the FSFR Board The Board’s annual review involves a thorough evaluation, including: • Investment performance of FSFR and other portfolios with similar strategies to FSFR • Comparative information on peer group fees and expenses • Comparative BDC performance and other competitive factors Ivelin M. Dimitrov Director and CEO • As FSFR’s CEO, he focuses on executing FSFR’s strategy in order to enhance stockholder value • Significant experience and expertise working with companies in the areas of financial analysis, valuation and investment research • CIO of the entire Fifth Street platform Brian S. Dunn Director • Brings unique expertise and perspective to the FSFR Board, with more than 19 years of marketing, logistical and entrepreneurial experience • Provides invaluable guidance to our investor relations efforts and also skilled in leading committees requiring substantive expertise Vote the WHITE Proxy Card today. Paying One of the Lowest Base Management Fees in Its Peer Group 1.0% FSFR UP TO 2.0% Peer Group Range Only one of 18 companies in the peer group pays a lower base management fee than FSFR’s 1%.1 Expense Ratio That Beats its Peers 2.5% FSFR 3.5% Peer Median Peer group median ratio of 3.5%, with only three of 18 peers with lower ratios.2 Efficiency Ratio That Beats its Peers 37.6% 2 FSFR 40.2% Peer Median Ranks Among the Best in Class in Management Fees vs. Dividends 23% 3 FSFR 34% Peer Median 1 As of December 31, 2015. 2 As of September 30, 2015. 3 LTM as of September 30, 2015. Protect the value of your investment. Vote the WHITE Proxy Card today. Fifth Street Senior Floating Rate Corp. INNISFREE M & A INCORPORATED Stockholders Call Toll-Free: (877) 717-3923 Banks and Brokers Call Collect: (212) 750-5833 If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: